SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 31, 2004
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                      AMERICAN ELECTRIC POWER COMPANY, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                (State or Other Jurisdiction of Incorporation)

         1-3525                                           13-4922640
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(Commission File Number)                       (IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH                            43215
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(Address of Principal Executive Offices)                 (Zip Code)

                                  614-716-1000
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             (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

       On August 31, 2004, American Electric Power Company, Inc. (AEP) issued a press release announcing the release of the report of an independent subcommittee of AEP's Board of Directors. The report responds to a request by certain shareholders for a report on the impact on AEP of future proposed emission constraints. The full text of the press release is attached hereto as
Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

       (c)  Exhibits

            Exhibit 99.1       Press Release dated August 31, 2004

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.



                              By: /s/ Thomas G. Berkemeyer
                              Name: Thomas G. Berkemeyer
                              Title: Assistant Secretary


August 31, 2004



                                 EXHIBIT INDEX


Exhibit No.                            Description

99.1                         Press Release dated August 31, 2004

MEDIA CONTACT:                            ANALYSTS CONTACT:
Melissa McHenry                           Julie Sloat
Manager, Corporate Media Relations        Managing Director, Investor Relations
614/716-1120                                    614/716-2885


FOR IMMEDIATE RELEASE


AEP RELEASES EMISSIONS ASSESSMENT REPORT OF BOARD SUBCOMMITTEE

o Assessment indicates AEP is well-positioned for the future because of prudent actions taken to address the economic impacts of its emissions;

o  AEP will build commercial-scale IGCC plant as next step.

COLUMBUS, Ohio, Aug. 31, 2004 - American Electric Power (NYSE: AEP) today released the report of an independent subcommittee of AEP's Board of Directors affirming that AEP is well-positioned to effectively manage future proposed emission constraints because of prudent actions the company has taken. A three-member, ad hoc subcommittee completed the assessment and report as part of a previously announced agreement with The Connecticut Retirement Plans and Trust Funds and other shareholders in response to a shareholder proposal filed for consideration at AEP's 2004 Annual Meeting.

      AEP also announced today that the company will build at least one commercial-scale, base-load Integrated Gasification Combined Cycle (IGCC) clean-coal plant.

      AEP Board members Robert W. Fri, visiting scholar, Resources for the Future; John P. DesBarres, investor and former chairman, president and chief executive officer of Transco Energy Co.; and Donald M. Carlton, retired president and chief executive officer, Radian International, LLC, completed the assessment and report. Fri chaired the subcommittee.

       The report evaluates the impact of proposed federal legislation and regulations for reducing regulated emissions and carbon dioxide, including the Clean Air Interstate Rule, the Utility Mercury Reduction Rule, U.S. Sen. Thomas Carper's proposed Clean Air Planning Act of 2003, and U.S. Senators John McCain and Joseph Lieberman's amended Climate Stewardship Act of 2003. The document also reviews the actions available to control those emissions, provides economic analysis of the various control scenarios, and recommends actions for AEP to take going forward.

      "Based on our evaluation, during which we met with nearly 30 individuals with diverse views and expertise on the issues of air emissions, we concluded that the actions AEP has taken and is taking to address its emissions, in anticipation of possible control requirements, constitute a solid foundation and put the company in a position to effectively manage the potential economic impact," Fri said.

      The report details, in Annex F, the actions that AEP has undertaken to address regulated emissions and emissions of greenhouse gases, including development of the Multi-Emission Compliance Optimization model to analyze investments; co-founding the Chicago Climate Exchange (CCX); investing in terrestrial carbon projects and geologic sequestration research; investing in renewables, such as wind generation and biomass (AEP is one of the largest wind generators in the U.S.); and planned investments of approximately $5 billion in its current generation fleet by 2020 to reduce emissions of sulfur dioxide
(SO2), nitrogen oxides (NOx) and mercury.

      "We are gratified that the analysis of the independent members of our board concluded that over the last decade, AEP has taken the right path in addressing our emissions while continuing to provide reliable, low-cost electricity to our customers," said Michael G. Morris, AEP's chairman, president and chief executive officer. "Continuing significant environmental investments in our current fleet and building a commercial-scale IGCC plant are the right steps going forward to ensure that we can continue to burn coal economically while reducing our emissions."

      The report indicates that proposed legislation to cut greenhouse gases would not likely strand AEP's near-term planned investments of $3.5 billion in emission control technologies by 2010 (part of an overall $5 billion planned investment by 2020). Such proposed legislation could materially alter the amount and manner of the anticipated $1.5 billion in additional investments after 2010.

      As part of its future plans to mitigate the economic impacts of its emissions, AEP has committed to accelerating IGCC deployment by building one, or more, commercial-scale, base-load IGCC plants (up to 1,000 megawatts) as soon as 2010. IGCC technology converts coal into a gas and passes it through pollutant-removal equipment before the gas is burned. The process is more efficient and results in fewer emissions of NOx, SO2 and mercury, in addition to lower carbon dioxide emissions. Carbon capture is also expected to be easier from an IGCC plant than from pulverized coal plants. Electric Power Research Institute (EPRI) estimates for engineering and constructing a large-scale IGCC plant are as low as $1,300 per installed kilowatt. A construction timetable or location for the facility has not been determined.

      In addition to suggesting that AEP take a leadership role in advancing IGCC technology and carbon capture research, the ad hoc subcommittee recommends that going forward AEP advocate fair and cost-effective emission-control policies; maintain excellence in plant operations; continue using sophisticated analysis and decision-making tools, make its actions to address emissions transparent and understandable, and develop partnerships to leverage outside expertise.

      "We're already making progress on the report's recommendations. We are actively engaged in the policy debate about air quality and emissions, and this report greatly contributes to transparency about how we are addressing the emissions from our facilities," Morris said. "AEP is taking significant steps to keep coal in the picture as a low-cost, low-emissions energy source. We are willing to engage and partner with any group who will work with us to make environmental improvements while maintaining coal as part of our nation's energy mix. We must be able to rely on our vast coal resources to generate electricity if America and the world are to continue to have growing economies."

      Copies of AEP's emissions assessment report are available on AEP's website at www.aep.com.

      American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation's largest electricity generator. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.
                                            ---
This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions; available sources and costs of fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's business model; AEP's ability to sell assets at acceptable prices and on other acceptable terms; international and country-specific developments affecting foreign investments including the disposition of any foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.